Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 16, 2022 which was included in 20-F, with respect to the consolidated financial statements of AGM Group Holdings Inc. for the year ended December 31, 2021 in the Amendment No.4 to Registration Statement on Form F-1 filed with the U.S. Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

February 21, 2025